SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-KERR GROUP INC

          THE GABELLI PERFORMANCE PARTNERSHIP
                                11/11/96            1,800-            3.0000
          GABELLI INTERNATIONAL LTD
                                11/14/96            1,700-            2.9044
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                11/21/96            3,000-            2.9499
          GAMCO INVESTORS, INC.
                                11/21/96            1,500-            3.1250
                                11/18/96            3,000-            3.0000
                                11/14/96            4,000-            2.8750
                                11/14/96              500             2.8750
                                11/14/96            5,000             3.0000
                                11/11/96            6,500-            2.8750
                                11/07/96            6,000-            3.0000



















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.


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